EXHIBIT 21
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Wholly-Owned United States
Subsidiaries of the Company                           State of Incorporation
---------------------------                           ----------------------

SafetyMaster Corporation                                      Delaware

        Coulson Technologies, Inc.
        (wholly-owned subsidiary
        of SafetyMaster Corporation)                          Delaware

        FastenMaster Corporation, Inc.
        (wholly-owned subsidiary
        of SafetyMaster Corporation)                          Delaware

Lewis Supply (Delaware), Inc.                                 Delaware

Industrial Systems Associates, Inc.                           Pennsylvania

American Technical Services Group, Inc.                       Delaware

        ATS Phoenix Inc.
        (wholly-owned subsidiary of
        American Technical Services Group, Inc.)              Delaware

        National Technical Services Group, Inc.
        (wholly-owned subsidiary of
        American Technical Services Group, Inc.)              Delaware


Wholly-Owned Foreign
Subsidiaries of the Company                                  Country
---------------------------                                  -------

        Strategic Distribution Services
          De Mexico, S.A. De C.V.                             Mexico

        Strategic Distribution Marketing
           De Mexico, S.A. De C.V.                            Mexico